Exhibit 99.1
GENERAL CABLE REPORTS FIRST QUARTER 2016 RESULTS
HIGHLAND HEIGHTS, KENTUCKY, April 27, 2016 - General Cable Corporation (NYSE: BGC) reported today results for the first quarter ended April 1, 2016. For the quarter, the Company generated adjusted earnings per share from continuing operations of $0.19 and adjusted operating income from continuing operations of $42 million. Reported loss per share from continuing operations for the quarter was $0.17 and reported operating income from continuing operations was $15 million. See page 3 of this press release for the reconciliation of reported to adjusted results and related disclosures.

Michael T. McDonnell, President and Chief Executive Officer, said, “We are very pleased with our sequentially improved first quarter results which reflect both an improving demand environment in certain businesses, particularly in North America, and the benefits from our business improvement and restructuring initiatives. Our first quarter results demonstrate that our business is heading in the right direction as we mobilize on our strategic roadmap and launch additional cost saving, efficiency and growth initiatives that will contribute to substantial value creation ahead.”

First Quarter Summary

•
First quarter adjusted operating income was $42 million, up $14 million sequentially and $16 million above guidance mid-point, reflecting improvement in demand for electric utility cables in North America, strong performance of the subsea turnkey project business in Europe and savings from restructuring initiatives

•
Metal prices negatively impacted results for the first quarter of 2016 by $4 million (which was $4 million less than guidance estimate) as compared to the $8 million negative impact experienced in the fourth quarter of 2015. Metal cost impact is calculated as the difference between the price at which we buy metals and the price at which we sell the metals as a pass through component of our products

•	Year over year, adjusted operating income was down $6 million due to weakened demand for oil and gas cables and lower subsea project activity in Europe in the first quarter of 2016

•	Definitive agreement signed to sell operations in Egypt; sale of India operations completed; divestiture program has generated $187 million of proceeds from sales with more to come

•	Company remains on track to meet restructuring savings target of $80 to $100 million; generated restructuring savings of $9 million in the first quarter

Segment Demand
North America - unit volume was up 18% versus the fourth quarter of 2015 principally due to the sharp rebound in demand for electric utility products following the sluggish finish to the prior year. Year over year unit volume was down 3% primarily due to demand for specialty cables particularly for those products tied to oil and gas applications.

Europe - unit volume was up 8% versus the fourth quarter of 2015 as demand improved across the region led by shipments of cables for land turnkey projects. Excluding the impact of restructuring activity including the exit from certain low value add end markets, unit volume year over year was flat.

Latin America - excluding aerial transmission product shipments in Brazil, unit volume was up 2% versus the fourth quarter of 2015 as demand stabilized across the region in the first quarter. Year over year, unit volume excluding aerial transmission product shipments was down 11% as end market demand remains under pressure throughout the region due to the ongoing difficult economic conditions and reduced government spending.

Other Expense
Other expense of one million for the first quarter consisted of mark-to-market gains of $3 million on derivative instruments accounted for as economic hedges and foreign currency transactions losses of $4 million, of which $2 million relate to foreign currency transaction losses in Asia and Africa.

Net Debt
Net debt was $1,060 million at the end of the first quarter of 2016, an increase of $73 million from the end of 2015.  The increase in net debt is principally due to the timing of collections from subsea turnkey projects of $43 million which is expected to be collected in the second quarter. Putting aside these project payments, the increase in net debt of $30 million is principally the result of higher accounts receivable driven largely by the increased unit volume in North America for the first quarter. The Company continues to tightly manage inventory levels.

Second Quarter 2016 Outlook for continuing operations of North America, Latin America and Europe
“In the second quarter, we expect sequentially improved seasonal volumes and further benefits from restructuring and business improvement initiatives, partially offset by the easing performance of our subsea turnkey project business.  We are encouraged by the demand experienced in our utility, non-residential construction and communications end markets to start the year as unit volume rebounded sharply following the soft finish to 2015. However, demand in our specialty end markets, specifically mining, oil and gas, remain weak. While the operating environment continues to be challenging, we are sensing some optimism in our customer base, and end-market demand is consistent with our expectations as we think about the first half of 2016. We are excited about the progress we are making as we focus on mobilizing on our strategic roadmap and driving business and operational improvements,” McDonnell concluded.

Revenues in the second quarter are expected to be in the range of $950 to $1,000 million. Unit volume is anticipated to be up mid-single digits sequentially. Adjusted operating income is anticipated to be in the range of $40 to $55 million for the second quarter. Adjusted earnings per share are expected to be in the range of $0.15 to $0.35 per share for the second quarter. The movement of metal prices is not anticipated to have a material impact on the second quarter outlook which assumes copper (COMEX) and aluminum (LME) prices of $2.25 and $0.70, respectively. Foreign currency exchange rates are assumed constant in the second quarter outlook. The second quarter outlook does not include operating results from Asia Pacific and Africa.

Non-GAAP Financial Measures
Adjusted operating income from continuing operations (defined as operating income from continuing operations before extraordinary, nonrecurring or unusual charges and other certain items), adjusted earnings per share from continuing operations (defined as diluted earnings per share from continuing operations before extraordinary, nonrecurring or unusual charges and other certain items) and net debt (defined as long-term debt plus current portion of long-term debt less cash and cash equivalents) are “non-GAAP financial measures” as defined under the rules of the Securities and Exchange Commission. Metal adjusted revenues, adjusted operating income and return on metal-adjusted sales on a segment basis, non-GAAP financial measures, are also provided herein. See “Segment Information.”

These Company-defined non-GAAP financial measures exclude from reported results those items that management believes are not indicative of our ongoing performance and are being provided herein because management believes they are useful in analyzing the operating performance of the business and are consistent with how management reviews our operating results and the underlying business trends. Use of these non-GAAP measures may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Adjusted results, for periods prior to the fourth quarter of 2015, reflect the removal of the impact of our Venezuelan operations on a standalone basis. Effective as of the end of the third quarter 2015, we deconsolidated our Venezuelan subsidiary and began accounting for our investment in our Venezuelan subsidiary using the cost method of accounting. Net debt and certain historical results of our Venezuela operations on a standalone basis are disclosed in the First Quarter 2016 Investor Presentation available on the Company’s website. Adjusted results and the second quarter 2016 guidance remove the operating results from continuing operations in Asia Pacific and Africa as we are in the process of divesting these operations and therefore cannot predict the amounts of any future operating income or expenses we may incur. For accounting purposes, the continuing operations in Asia Pacific and Africa (which consists primarily of businesses located in Africa) do not meet the requirements to be presented as discontinued operations.

With respect to the Company’s second quarter 2016 guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measures to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort and the Company is unable to address the probable significance of the unavailable information.

A reconciliation of GAAP operating income (loss) from continuing operations and earnings (loss) per share from continuing operations to adjusted operating income from continuing operations and earnings per share from continuing operations follows:

2

	1st Quarter				4th Quarter
	2016		2015 (1)		2015
In millions, except per share amounts	Operating Income	EPS	Operating Income	EPS	Operating Income	EPS
From continuing operations	$ 15.3	$ (0.17)	$ 16.2	$ (0.69)	$ (36.4)	$ (0.91)
Adjustments to Reconcile Operating Income/EPS
Non-cash convertible debt interest expense	-	0.01	-	0.01	-	0.01
Mark to market (gain) loss on derivative instruments	-	(0.04)	-	0.01	-	0.08
Restructuring and divestiture costs	14.1	0.19	17.2	0.23	15.3	0.23
Legal and investigative costs	5.8	0.08	7.4	0.10	7.3	0.11
(Gain) loss on sale of assets	-	-	(0.9)	(0.01)	-	-
Foreign Corrupt Practices Act (FCPA) accrual	-	-	-	-	4.0	0.08
Venezuela (income)/loss(2)	-	-	5.1	0.59	-	-
Continuing operations (income)/loss - Asia Pacific and Africa(3)	6.4	0.12	3.4	0.11	38.0	0.45
Total Adjustments	26.3	0.36	32.2	1.04	64.6	0.96
Adjusted	$ 41.6	$ 0.19	$ 48.4	$ 0.35	$ 28.2	$ 0.05

NOTE: Table above reflects an adjusted effective tax rate of 50% and 40% for 2016 and 2015, respectively

(1)	Reclassified to reflect discontinued operations presentation

(2)	First quarter 2015 EPS reflects a loss of $22 million due to the adoption of the SIMADI currency exchange rate and the remeasurement of the local balance sheet at 193 Bolivars per US dollar

(3)	Fourth quarter 2015 reflects the impact of a non-cash asset impairment charge of $30.6 million for the Company’s business in Algeria

Conference Call and Investor Presentation
General Cable will discuss first quarter results on a conference call that will be broadcast live at 8:30 a.m., ET, on April 28, 2016. The live webcast of the Company’s conference call will be available in listen only mode and can be accessed through the Investor Relations page on our website at www.generalcable.com. Also available on our website is a copy of an Investor Presentation that will be referenced throughout the conference call.

General Cable Corporation (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products and systems for the energy, industrial, specialty, construction and communications markets. Visit our website at www.generalcable.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are forward-looking statements that involve risks and uncertainties, predict or describe future events or trends and that do not relate solely to historical matters.  Forward looking statements include, among others, expressed expectations with regard to the following: “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words.  Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control.  These factors include, but are not limited to: the economic strength and competitive nature of the geographic markets that the Company serves; our ability to increase manufacturing capacity and productivity; our ability to increase our selling prices during periods of increasing raw material costs; our ability to service, and meet all requirements under, our debt, and to maintain adequate domestic and international credit facilities and credit lines; our ability to establish and maintain internal controls; the impact of unexpected future judgments or settlements of claims and litigation; impact of foreign currency exchange rate fluctuations; impact of future impairment charges; compliance with U.S. and foreign laws, including the Foreign Corrupt Practices Act; our ability to achieve the anticipated cost savings, efficiencies and other benefits related to our restructuring program and other strategic initiatives, including our plan to exit all of our Asia Pacific and African operations, and the other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to, its annual report on Form 10-K filed with the SEC on February 29, 2016, and subsequent SEC filings.  You are cautioned not to place undue reliance on these forward-looking statements.  General Cable does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

Contact:
Len Texter
Senior Vice President of Finance and Investor Relations
(859) 572-8684

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Fiscal Months Ended
	April 1,	April 3,
	2016	2015
Net sales	$974.0	$1,171.1
Cost of sales	867.9	1,057.4
Gross profit	106.1	113.7

Selling, general and administrative expenses	88.9	97.5
Goodwill impairment charge	1.6	—
Intangible asset impairment charges	0.3	—
Operating income (loss)	15.3	16.2
Other income (expense)	(1.4)	(25.8)
Interest income (expense):
Interest expense	(21.5)	(24.4)
Interest income	0.3	0.5
	(21.2)	(23.9)

Income (loss) before income taxes	(7.3)	(33.5)
Income tax (provision) benefit	(0.8)	(1.4)
Equity in net earnings (losses) of affiliated companies	0.1	0.2
Net income (loss) from continuing operations	(8.0)	(34.7)
Net income (loss) from discontinued operations, net of tax	3.6	(6.2)
Net income (loss) including noncontrolling interest	(4.4)	(40.9)
Less: net income (loss) attributable to noncontrolling interest	0.3	(2.8)
Net income (loss) attributable to Company common shareholders	$(4.7)	$(38.1)
Earnings (loss) per share from continuing operations
Earnings (loss) per common share - basic	$(0.17)	$(0.69)
Weighted average common shares - basic	49.1	48.8
Earnings (loss) per common share - assuming dilution	$(0.17)	$(0.69)
Weighted average common shares - assuming dilution	49.1	48.8
Earnings (loss) per share attributable to Company common shareholders
Earnings (loss) per common share - basic	$(0.10)	$(0.78)
Weighted average common shares - basic	49.1	48.8
Earnings (loss) per common share - assuming dilution	$(0.10)	$(0.78)
Weighted average common shares - assuming dilution	49.1	48.8

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
Segment Information
(in millions)
(unaudited)

	Three Fiscal Months Ended
	April 1,	April 3,
	2016	2015
Revenues (as reported)
North America	$538.2	$638.2
Europe	221.9	261.8
Latin America	155.0	205.3
Asia Pacific and Africa	58.9	65.8
Total	$974.0	$1,171.1

Revenues (metal adjusted)(1)
North America	$538.2	$579.8
Europe	221.9	243.8
Latin America	155.0	175.2
Asia Pacific and Africa	58.9	57.0
Total	$974.0	$1,055.8

Metal Pounds Sold
North America	142.0	146.1
Europe	38.2	41.7
Latin America	55.1	68.4
Asia Pacific and Africa	19.0	17.4
Total	254.3	273.6

Operating Income (loss)
North America	$17.7	$29.6
Europe	7.7	5.9
Latin America	(3.7)	(15.9)
Asia Pacific and Africa	(6.4)	(3.4)
Total	$15.3	$16.2

Adjusted Operating Income (loss)(2)
North America	$31.5	$38.9
Europe	11.3	15.0
Latin America	(1.2)	(5.5)
Total	$41.6	$48.4

Return on Metal Adjusted Sales(3)
North America	5.9%	6.7%
Europe	5.1%	6.2%
Latin America	(0.8)%	(3.1)%
Total	4.5%	4.8%

Capital Expenditures
North America	$7.0	$6.6
Europe	4.1	3.0
Latin America	3.1	5.6
Asia Pacific and Africa	0.1	3.0
Total	$14.3	$18.2

Depreciation & Amortization
North America	$10.9	$10.3
Europe	5.6	8.0
Latin America	4.1	5.2
Asia Pacific and Africa	0.6	1.3
Total	$21.2	$24.8

Revenues by Major Product Lines
Electric Utility	$351.1	$390.3
Electrical Infrastructure	279.7	343.5
Construction	172.9	218.3
Communications	114.5	138.0
Rod Mill Products	55.8	81.0
Total	$974.0	$1,171.1

(1) Metal-adjusted revenues, a non-GAAP financial measure, is provided in order to eliminate an estimate of metal price volatility from the comparison of revenues from one period to another.
(2) Adjusted operating income (loss) is a non-GAAP financial measure. The company is providing adjusted operating income (loss) on a segment basis because management believes it is useful in analyzing the operating performance of the business and is consistent with how management reviews the underlying business trends. A reconciliation of segment reported operating income (loss) to segment adjusted operating income (loss) is provided in the appendix of the First Quarter 2016 Investor Presentation, located on the Company's website.

(3) Return on Metal Adjusted Sales is calculated on Adjusted Operating Income (Loss).

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except share data)

Assets	April 1, 2016	December 31, 2015
	(unaudited)
Current Assets:
Cash and cash equivalents	$86.5	$79.7
Receivables, net of allowances of $18.9 million at April 1, 2016
and $17.6 million at December 31, 2015	798.7	686.9
Inventories	828.0	807.8
Prepaid expenses and other	78.2	62.1
Current assets of discontinued operations	92.7	103.9
Total current assets	1,884.1	1,740.4

Property, plant and equipment, net	523.9	523.5
Deferred income taxes	20.7	20.6
Goodwill	20.6	22.2
Intangible assets, net	35.0	36.6
Unconsolidated affiliated companies	8.5	8.4
Other non-current assets	38.0	46.0
Non-current assets of discontinued operations	56.6	56.9
Total assets	$2,587.4	$2,454.6

Liabilities and Total Equity
Current Liabilities:
Accounts payable	$470.1	$411.4
Accrued liabilities	333.1	331.4
Current portion of long-term debt	172.8	154.9
Current liabilities of discontinued operations	25.1	51.6
Total current liabilities	1,001.1	949.3

Long-term debt	973.8	911.6
Deferred income taxes	148.9	145.3
Other liabilities	182.4	185.6
Non-current liabilities of discontinued operations	1.4	1.7
Total liabilities	2,307.6	2,193.5

Commitments and Contingencies
Redeemable noncontrolling interest	18.2	18.2
Total Equity:
Common stock, $0.01 par value, issued and outstanding shares:
April 1, 2016 - 49,236,099 (net of 9,573,867 treasury shares)
December 31, 2015 - 48,908,227 (net of 9,901,739 treasury shares)	0.6	0.6
Additional paid-in capital	712.2	720.5
Treasury stock	(172.6)	(180.1)
Retained earnings	13.6	27.2
Accumulated other comprehensive loss	(307.6)	(340.2)
Total Company shareholders' equity	246.2	228.0
Noncontrolling interest	15.4	14.9
Total equity	261.6	242.9
Total liabilities, redeemable noncontrolling interest and equity	$2,587.4	$2,454.6